EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Rochester Medical Corporation 2001 Stock Incentive Plan of our report dated October 20, 2000, with respect to the financial statements and schedule of Rochester Medical Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 1, 2001